UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York 14221

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

National Fuel Gas Company’s (the “Company”) Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), provides that directors shall typically be elected to a three-year term, that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as may be possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) The Company’s Certificate of Incorporation also provides that elected directors shall hold office until their successors are elected and qualify, subject to prior death, resignation, retirement, disqualification or removal from office.

The Board of Directors currently has ten members. Mr. Craig G. Matthews will retire from the Board when his term concludes at the Company’s 2018 annual meeting of stockholders. Upon the conclusion of Mr. Matthews’ term, the Board of Directors will have nine members. To even the number of directors in each class, Rebecca Ranich notified the Company on January 10, 2018 of her decision to resign from her current term as a director, effective as of the start of the Company’s 2018 annual meeting of stockholders, which meeting is scheduled for March 8, 2018. Ms. Ranich’s current term was scheduled to expire in 2020. The Board of Directors has nominated Ms. Ranich, along with fellow current directors Philip C. Ackerman and Stephen E. Ewing, to stand for election as directors at the Company’s 2018 annual meeting of stockholders, for three-year terms to expire in 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ Sarah J. Mugel
Sarah J. Mugel
Assistant Secretary

Dated: January 16, 2018